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Exhibit 10.1

WAIVER

        REFERENCE IS MADE to a Stock Option Agreement dated as of May 6, 2003 (the "Option Agreement") by and between Midway Games Inc., a Delaware corporation (the "Corporation") and David F. Zucker ("Optionee"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Option Agreement.

        The undersigned Optionee, by his execution hereof, hereby waives his right to acquire options for Additional Shares under Section 9 of the Option Agreement in connection with the issuance by the Corporation of an aggregate of 677,516 shares of common stock, par value $0.01 per share, pursuant to the transactions contemplated by the Agreement and Plan of Reorganization dated as of April 5, 2004 by and between the Corporation, GTDD Inc., and Surreal Software Inc. (the "Merger Agreement") and the Restricted Stock Agreements between the Corporation and the employees listed on Schedule 7.3.1 to the Merger Agreement, as well as any additional shares of common stock, par value $0.01 per share, as described in Sections 6.3 and 6.9.6 of the Merger Agreement.

        IN WITNESS WHEREOF, the undersigned hereby executes and delivers this waiver as of the 5th day of April, 2004.

/s/ DAVID F. ZUCKER DAVID F. ZUCKER

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  Exhibit 10.1